UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2022

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2022, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company (the "Operating Company") as the borrower, Regions Bank, as administrative agent (the “Administrative Agent”), and the lenders party thereto (collectively, the “Lenders”) entered into a Term Loan Credit Agreement (the “Loan Agreement”), which provides for: (i) a term loan facility in an aggregate principal amount of $300 million (the “Term Loan I Facility”) maturing on August 1, 2029 (the “Term Loan I Maturity Date”); and (ii) a term loan facility in an aggregate principal amount of $200 million (the “Term Loan II Facility” and, collectively with the Term Loan I Facility, the “Term Loan Facilities”) maturing on August 1, 2027 (the “Term Loan II Maturity Date”).

The Term Loan I Facility bears interest, at the Operating Company’s election, at a rate equal to (i) the fluctuating base rate (based on The Wall Street Journal’s “Prime Rate” or as otherwise specified in the Loan Agreement) plus an applicable margin (varying from 0.15% to 1.20%), or (ii) the applicable reference rate for term benchmark loans or RFR loans (based on the Secured Overnight Financing Rate or as otherwise specified in the Loan Agreement) plus an applicable margin (varying from 1.15% to 2.20%). Based on the Operating Company’s current investment grade credit rating of Baa2 / BBB, the applicable margin for the Term Loan I Facility equals 0.25% per annum for base rate loans and 1.25% for term benchmark loans or RFR loans.

The Term Loan II Facility bears interest, at the Operating Company’s election, at a rate equal to (i) the fluctuating base rate (based on The Wall Street Journal’s “Prime Rate” or as otherwise specified in the Loan Agreement) plus an applicable margin (varying from 0.00% to 0.60%), or (ii) the applicable reference rate for term benchmark loans or RFR loans (based on the Secured Overnight Financing Rate or as otherwise specified in the Loan Agreement) plus an applicable margin (varying from 0.80% to 1.60%). Based on the Operating Company’s current investment grade credit rating of Baa2 / BBB, the applicable margin for the Term Loan I Facility equals 0.00% per annum for base rate loans and 0.95% for term benchmark loans or RFR loans.

There is no scheduled amortization of the principal amount of loans outstanding under the Term Loan Facilities. Any principal amount outstanding is due and payable on the Term Loan I Maturity Date or Term Loan II Maturity Date, as applicable.

The Operating Company may voluntarily prepay outstanding loans in whole or in part at any time without premium or penalty upon three business days’ prior written notice, provided that each voluntary prepayment of term loans (other than a prepayment of all outstanding term loans in a class) will be in an aggregate minimum amount of: $2,000,000 and in multiples of $100,000 in excess thereof for term benchmark loans, and $500,000 and in multiples of $100,000 in excess thereof for base rate loans and RFR loans. The Operating Company may not re-borrow any portion of term loans once it has been repaid. Notwithstanding the foregoing, the Operating Company must pay a prepayment premium equal to: (i) 2% of the then outstanding principal balance of the Term Loan I Facility if such facility is voluntarily prepaid prior to August 1, 2023; and (ii) 1% of the then outstanding principal balance of the Term Loan I Facility if such facility is voluntarily prepaid prior to August 1, 2024.

The Loan Agreement contains certain covenants customary for an agreement of its type, including: (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions; and (ii) financial maintenance covenants, including, but not limited to, a minimum unsecured interest expense coverage ratio, a maximum leverage ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The Loan Agreement also contains representations and warranties, affirmative covenants, including financial reporting requirements, negative covenants, and events of default, including certain cross defaults with the Company’s other indebtedness, customary for an agreement of its type. As set forth in the Loan Agreement, certain events of default could result in the acceleration of the maturity of amounts owed and the termination of all commitments of the lenders to lend under the Loan Agreement.

The Loan Agreement includes an accordion feature to increase the aggregate facility size from $500,000,000 to $800,000,000, subject to the willingness of existing or new lenders to fund such increase and other customary conditions.

Certain of the Lenders, the Administrative Agent, and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Operating Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the lenders and their affiliates.

In connection with the Loan Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to the Administrative Agent or any Lender under or in connection with the Loan Agreement and any other documents related thereto.

The foregoing description of the terms of the Loan Agreement and the Guaranty is not complete and is qualified in its entirety by reference to the copies of the Loan Agreement and the Guaranty filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Term Loan Credit Agreement, dated as of August 1, 2022, by and among, the Company, Broadstone Net Lease, LLC (the "Operating Company"), as the borrower, Regions Bank, and the other parties thereto (schedules omitted from filing)

10.2	Guaranty, dated August 1, 2022, by Broadstone Net Lease, Inc. in favor of Regions Bank

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	August 3, 2022	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary